Exhibit 4.8

DESCRIPTION OF SECURITIES

As of December 31, 2021, Oxford Square Capital Corp. (“OXSQ,” the “Company,” “we,” “us” or “our”) had four classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: (A) our common stock, $0.01 par value per share; (B) our 6.50% Notes due 2024 and (C) our 6.25% Notes due 2026 and (D) our 5.50% Notes due 2028.

In this exhibit, references to “OXSQ,” “we,” “us” and “our” refer only to OXSQ and not any of its subsidiaries.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Annual Report on Form 10-K to which this Description of Securities is attached as an exhibit.

A. Common Stock, $0.01 par value per share (“Common Stock”)

The statements made under this caption include summaries of certain provisions contained in our Articles of Amendment and Restatement, as amended, (the “articles”) and Fourth Amended and Restated Bylaws, as amended, (the “bylaws”) each of which is incorporated by reference as an exhibit to our Annual Report on Form 10-K of which this Exhibit 4.8 is a part. This summary does not purport to be complete and is qualified in its entirety by reference to our articles, bylaws, and the applicable provisions of the Maryland General Corporation Law.

Our authorized capital stock consists of 100,000,000 shares of stock, par value $0.01 per share, all of which is initially designated as common stock. As of December 31, 2021, there are 49,690,059 shares outstanding. We have listed our Common Stock on the NASDAQ Global Select Market under the ticker symbol “OXSQ”. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Under our charter, the board of directors of the Company (“Board of Directors”) is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

All shares of our Common Stock have equal rights as to earnings, assets, distributions and voting privileges and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our Common Stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefor. Shares of our Common Stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our Common Stock would be entitled to share rateably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Common Stock can elect all of our directors, and holders of less than a majority of such shares are unable to elect any director.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws

The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our Board of Directors is divided into three classes of directors serving staggered three-year terms. The current terms of the first, second and third classes expire in 2022, 2023 and 2024, respectively, and in each case, those directors will serve until their successors are elected and qualify. Upon expiration of their current terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors will be elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our bylaws currently provide that a plurality of all votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Pursuant to our charter, our Board of Directors may amend our bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors is set only by our Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than one nor more than twelve. Except as may be provided by our Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Under Maryland law, a director on a classified board may be removed only for cause and then only by the affirmative vote of at least a majority of the votes entitled to be cast in the election of directors.

Action by Stockholders

The Maryland General Corporation Law provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by any stockholder who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting, is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our Board of Directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) provided that our Board of Directors has determined that directors will be elected at the meeting, by any stockholder who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting, is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, certain provisions of our bylaws may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by or at the request of the Chairman of Board of Directors, the president or by a majority of the directors then in office. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Under our charter, provided that at least 75% of our directors then in office have approved and declared the action advisable and submitted such action to the stockholders, our dissolution, an amendment to our charter that requires stockholder approval, a merger, or a sale of all or substantially all of our assets or a similar transaction outside the ordinary course of business, must be approved by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. If an extraordinary matter submitted to stockholders by our Board of Directors is approved and advised by less than 75% of our directors, such matter will require approval by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Our charter and bylaws provide that our Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our Board of Directors shall determine such rights apply.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, or the “Control Share Act.” Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•        one-tenth or more but less than one-third;

•        one-third or more but less than a majority; or

•        a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Act only if the Board of Directors determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Act does not conflict with the 1940 Act. The SEC had previously issued informal guidance setting forth its position that certain provisions of the Control Share Act would, if implemented, violate Section 18(i) of the 1940 Act. The SEC subsequently withdrew this guidance and indicated that it would not recommend enforcement action against a company that implements a Control Share Act, if the decision by the board of a company to implement the Control Share Act was taken with reasonable care on a basis consistent with other applicable duties and laws and the duty to the fund and its shareholders generally.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder, or the “Business Combination Act.” These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•        any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•        an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if our Board of Directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, our Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•        80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•        two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by our Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board of Directors will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if our Board of Directors determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or our Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

B. Debt Securities — 6.50% Notes due 2024

In April 2017, we issued $64,370,225 in aggregate principal amount of notes due March 2024 (the “2024 Notes”). As of December 31, 2021, we had $64,370,225 in aggregate principal amount of the 2024 Notes outstanding. We have listed the 2024 Notes on The Nasdaq Global Select Market under the trading symbol “OXSQL.”

The 2024 Notes were issued under a base indenture, dated as of April 12, 2017, and the first supplemental indenture thereto, entered into between us and U.S. Bank National Association, as trustee (together, the “2024 Indenture”). The 2024 Notes are governed by the 2024 Indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on the holders’ behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce the holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on the holders’ behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our 2024 Notes.

This section includes a description of the material terms of the 2024 Notes and the 2024 Indenture. Because this section is a summary, however, it does not describe every aspect of the 2024 Notes and the 2024 Indenture. The 2024 Indenture, and not this exhibit, defines a holder’s rights as a holder of the 2024 Notes. The base indenture and the second supplemental indenture have been incorporated by reference as exhibits to the annual report to which this exhibit is attached.

General

The 2024 Notes will mature on March 30, 2024. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is 6.50% per year and will be paid every March 30, June 30, September 30, and December 30, beginning June 30, 2017, and the regular record dates for interest payments will be every March 15, June 15, September 15, and December 15, beginning June 15, 2017. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period was the period from and including April 12, 2017, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

We issued the 2024 Notes in denominations of $25 and integral multiples of $25 in excess thereof. The 2024 Notes are not subject to any sinking fund and holders of the 2024 Notes do not have the option to have the 2024 Notes repaid prior to the stated maturity date.

Except as described under the captions “— Events of Default,” “ — Other Covenants,” and “— Merger or Consolidation” in this exhibit, the 2024 Indenture does not contain any provisions that give the holders protection in the event we issue a large amount of debt or we are acquired by another entity.

We have the ability to issue indenture securities with terms different from the 2024 Notes and, without the consent of the holders thereof, to reopen the 2024 Notes and issue additional 2024 Notes.

Optional Redemption

The 2024 Notes may currently be redeemed in whole or in part at any time or from time to time at our option (on or after March 30, 2020) upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to the date fixed for redemption.

The holders may be prevented from exchanging or transferring the 2024 Notes when they are subject to redemption. In case any 2024 Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such 2024 Notes, the holder will receive, without a charge, a new note or notes of authorized denominations representing the principal amount of the holder’s remaining unredeemed 2024 Notes. Any exercise of our option to redeem the 2024 Notes will be done in compliance with the 1940 Act.

If we redeem only some of the 2024 Notes, the trustee or, with respect to global securities, The Depository Trust Company, New York, New York, known as DTC, will determine the method for selection of the particular 2024 Notes to be redeemed, in accordance with the 2024 Indenture and the 1940 Act and in accordance with the rules of The Nasdaq Global Select Market, where the 2024 Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the 2024 Notes called for redemption.

Global Securities

Each 2024 Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the 2024 Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated 2024 Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the 2024 Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the 2024 Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the 2024 Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on the 2024 Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments is governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures.”

Payments on Certificated Securities

In the event the 2024 Notes become represented by certificated securities, we will make payments on the 2024 Notes as follows. We will pay interest that is due on an interest payment date to the holder of the 2024 Notes as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in a notice to holders against surrender of the Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the 2024 Notes by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on the 2024 Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation is treated under the 2024 Indenture as if they were made on the original due date. Such payment will not result in a default under the 2024 Notes or the 2024 Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the 2024 Notes.

Events of Default

Holders will have rights if an Event of Default occurs in respect of the 2024 Notes, as described later in this subsection.

The term “Event of Default” in respect of the 2024 Notes means any of the following:

•        we do not pay the principal (or premium, if any) of any 2024 Note when due;

•        we do not pay interest on any 2024 Note when due, and such default is not cured within 30 days;

•        we remain in breach of a covenant in respect of the 2024 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the 2024 Notes);

•        we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days; or

•        on the last business day of each of twenty-four consecutive calendar months, the 2024 Notes have the asset coverage, as defined in the 1940 Act, of less than 100% after giving effect to any exemptive relief granted to us by the SEC.

An Event of Default for the 2024 Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 2024 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 2024 Notes may declare the entire principal amount of all the 2024 Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the 2024 Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the 2024 Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the 2024 Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the 2024 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the 2024 Notes, the following must occur:

•        the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•        the holders of at least 25% in principal amount of all the 2024 Notes must make a written request that the trustee take action because of the default and must offer reasonable indemnity, security, or both to the trustee against the cost, expenses, and other liabilities of taking that action;

•        the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•        the holders of a majority in principal amount of the 2024 Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, the holder is entitled at any time to bring a lawsuit for the payment of money due on its 2024 Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the 2024 Indenture and the 2024 Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the 2024 Notes may waive any past defaults other than other than:

•        the payment of principal or interest; or

•        in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the 2024 Indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•        where we merge out of existence or convey or transfer our assets substantially as an entirety, the resulting entity must agree to be legally responsible for our obligations under the 2024 Notes;

•        the merger or sale of assets must not cause a default on the 2024 Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded; and

•        we must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the 2024 Indenture and the 2024 Notes issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to the 2024 Notes without the holders’ specific approval. The following is a list of those types of changes:

•        change the stated maturity of the principal of or interest on the 2024 Notes;

•        reduce any amounts due on the 2024 Notes;

•        reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;

•        change the place or currency of payment on a 2024 Note;

•        impair the holder’s right to sue for payment;

•        reduce the percentage of holders of 2024 Notes whose consent is needed to modify or amend the 2024 Indenture; and

•        reduce the percentage of holders of 2024 Notes whose consent is needed to waive compliance with certain provisions of the 2024 Indenture or to waive certain defaults.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 2024 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 2024 Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the 2024 Indenture and the 2024 Notes would require the following approval:

•        if the change affects only the 2024 Notes, it must be approved by the holders of a majority in principal amount of the 2024 Notes; and

•        if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the 2024 Notes:

The 2024 Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The 2024 Notes will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the 2024 Notes that are entitled to vote or take other action under the 2024 Indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of the 2024 Notes, that vote or action may be taken only by persons who are holders of the 2024 Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the 2024 Indenture or the 2024 Notes or request a waiver.

Defeasance

The following defeasance provisions are applicable to the 2024 Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 2024 Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the 2024 Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the 2024 Indenture relating to the 2024 Notes. The consequences to the holders of the 2024 Notes is that, while they no longer benefit from the restrictive covenants under the 2024 Indenture, and while the 2024 Notes may not be accelerated for any reason, the holders of 2024 Notes nonetheless are guaranteed to receive the principal and interest owed to them.

Covenant Defeasance

Under current U.S. federal tax law and the 2024 Indenture, we can make the deposit described below and be released from some of the restrictive covenants in the 2024 Indenture. This is called “covenant defeasance.” In that event, a holder would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the holder’s 2024 Notes. If we achieve covenant defeasance and your Notes were subordinated as described under “Indenture Provisions — Ranking” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debtholders. In order to achieve covenant defeasance, we must do the following:

•        Since the 2024 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2024 Notes a combination of cash and U.S. government or U.S. government agency 2024 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2024 Notes on their various due dates;

•        we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on the 2024 Notes any differently than if we did not make the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or result in a default under, the 2024 Indenture or any of our other material agreements or instruments; and

•        no default or event of default with respect to the 2024 Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, a holder can still look to us for repayment of the 2024 Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the 2024 Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, the holder may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the 2024 Notes (called “full defeasance”) if we put in place the following other arrangements for the holders to be repaid:

•        Since the 2024 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2024 Notes a combination of money and U.S. government or U.S. government agency 2024 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2024 Notes on their various due dates;

•        we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or a U.S. Internal Revenue Service ruling that allows us to make the above deposit without causing a holder to be taxed on the 2024 Notes any differently than if we did not make the deposit. Under current U.S. federal tax law the deposit and our legal release from the 2024 Notes would be treated as though we paid a holder its share of the cash and 2024 Notes or bonds at the time the cash and 2024 Notes or bonds were deposited in trust in exchange for a holder’s 2024 Notes and a holder would recognize gain or loss on the 2024 Notes at the time of the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or constitute a default under, of the 2024 Indenture or any of our other material agreements or instruments; and

•        no default or event of default with respect to the 2024 Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, a holder would have to rely solely on the trust deposit for repayment of the 2024 Notes. The holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If the holder’s 2024 Notes were subordinated as described later under “— Indenture Provisions — Ranking,” such subordination would not prevent the trustee under the 2024 Indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such 2024 Notes for the benefit of the subordinated debtholders.

Other Covenants

In addition to any other covenants described in this exhibit, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by the Company and related matters, the following covenants will apply to the 2024 Notes:

•        We agree that for the period of time during which the 2024 Notes are outstanding, we will not violate (whether or not we are subject thereto) Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

•        If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual financial statements, within 90 days of our fiscal year end, and unaudited interim financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.

Form, Exchange and Transfer of Certificated Registered Securities

If registered 2024 Notes cease to be issued in book-entry form, they will be issued:

•        only in fully registered certificated form;

•        without interest coupons; and

•        unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.

Holders may exchange their certificated securities for 2024 Notes of smaller denominations or combined into fewer 2024 Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering 2024 Notes in the names of holders transferring 2024 Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to the 2024 Notes provided that a successor trustee is appointed to act with respect to the 2024 Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the 2024 Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Ranking

The 2024 Notes are our direct unsecured obligations and rank:

•        pari passu with, which means equal to, all outstanding and future unsecured unsubordinated indebtedness issued by us, including our 6.25% Notes (which have an aggregate principal amount of approximately $44,800,000, plus accrued interest, as of December 31, 2021). The Notes will also rank pari passu with, which means equal to, our general liabilities, which consist of trade and other payables, including any outstanding dividend payable, Base Fee and incentive fees payable, interest and debt fees payable, vendor payables and accrued expenses such as auditor fees, legal fees, director fees, etc.

•        senior to any of our future indebtedness that expressly provides it is subordinated to the 2024 Notes. We currently do not have outstanding debt that is subordinated to the 2024 Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the 2024 Notes. Therefore, the 2024 Notes will not be senior to any indebtedness or obligations.

•        effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Currently, we do not have any secured indebtedness at the Oxford Square Capital Corp. level.

•        structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries, CLO vehicles in which we hold an equity interest and financing vehicles since the 2024 Notes are obligations exclusively of Oxford Square Capital Corp. and not of any of our subsidiaries. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Book-Entry Procedures

The 2024 Notes are represented by global securities that are deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, a holder will not receive certificates for the 2024 Notes. Beneficial interests in the 2024 Notes is represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the 2024 Notes through either DTC, if they are a participant (“Direct Participants”), or indirectly through organizations that are participants in DTC (“Indirect Participants”).

The 2024 Notes were issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate was issued for each issuance of the 2024 Notes, in the aggregate principal amount of such issue, and was deposited with DTC. Interests in the 2024 Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such 2024 Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the Trustee or the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Purchases of the 2024 Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the 2024 Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the 2024 Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the 2024 Notes, except in the event that use of the book-entry system for the 2024 Notes is discontinued.

To facilitate subsequent transfers, all 2024 Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the 2024 Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the 2024 Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the 2024 Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners is governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the 2024 Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the 2024 Notes is made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners is governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and is the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, but disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the 2024 Notes at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

C. Debt Securities — 6.25% Notes due 2026

In March 2019, we issued $44,790,750 in aggregate principal amount notes due April 2026 (the “2026 Notes”). As of December 31, 2021, we had $44,790,750 in aggregate principal amount of the 2026 Notes outstanding. We have listed the 2026 Notes on The Nasdaq Global Select Market under the trading symbol “OXSQZ.”

The 2026 Notes were issued under a base indenture, dated as of April 12, 2017, and the second supplemental indenture thereto, entered into between us and U.S. Bank National Association, as trustee (together, the “2026 Indenture”). The 2026 Notes are governed by the 2026 Indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on the holders’ behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce the holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on the holders’ behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our 2026 Notes.

This section includes a description of the material terms of the 2026 Notes and the 2026 Indenture. Because this section is a summary, however, it does not describe every aspect of the 2026 Notes and the 2026 Indenture. The 2026 Indenture, and not this exhibit, defines a holder’s rights as a holder of the 2026 Notes. The base indenture and the second supplemental indenture have been incorporated by reference as exhibits to the annual report to which this exhibit is attached.

General

The 2026 Notes will mature on April 30, 2026. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the 2026 Notes is 6.25% per year and will be paid every January 31, April 30, July 31 and October 31, beginning July 31, 2019, and the regular record dates for interest payments will be every January 15, April 15, July 15, and October 15, beginning July 15, 2019. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period was the period from and including April 3, 2019, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

We issued the 2026 Notes in denominations of $25 and integral multiples of $25 in excess thereof. The 2026 Notes are not subject to any sinking fund and holders of the 2026 Notes will not have the option to have the 2026 Notes repaid prior to the stated maturity date.

Except as described under the captions “— Events of Default,” “— Other Covenants,” and “— Merger or Consolidation” in this exhibit, the 2026 Indenture does not contain any provisions that give the holders protection in the event we issue a large amount of debt or we are acquired by another entity.

We have the ability to issue indenture securities with terms different from the 2026 Notes and, without the consent of the holders thereof, to reopen the 2026 Notes and issue additional 2026 Notes.

Optional Redemption

The 2026 Notes may be redeemed in whole or in part at any time or from time to time at our option on or after April 30, 2022 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the 2026 Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

The holders may be prevented from exchanging or transferring the 2026 Notes when they are subject to redemption. In case any 2026 Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such 2026 Notes, the holder will receive, without a charge, a new note or notes of authorized denominations representing the principal amount of the holder’s remaining unredeemed 2026 Notes. Any exercise of our option to redeem the 2026 Notes will be done in compliance with the 1940 Act.

If we redeem only some of the 2026 Notes, the trustee or, with respect to global securities, DTC, will determine the method for selection of the particular 2026 Notes to be redeemed, in accordance with the 2026 Indenture and the 1940 Act and in accordance with the rules of The Nasdaq Global Select Market, where the 2026 Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the 2026 Notes called for redemption.

Global Securities

Each 2026 Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the 2026 Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated 2026 Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the 2026 Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the 2026 Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the 2026 Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on the 2026 Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures.”

Payments on Certificated Securities

In the event the 2026 Notes become represented by certificated securities, we will make payments on the 2026 Notes as follows. We will pay interest that is due on an interest payment date to the holder of the 2026 Notes as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the 2026 Indenture or a notice to holders against surrender of the Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the 2026 Notes by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on the 2026 Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation are treated under the 2026 Indenture as if they were made on the original due date. Such payment will not result in a default under the 2026 Notes or the 2026 Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the 2026 Notes.

Events of Default

Holders will have rights if an Event of Default occurs in respect of the 2026 Notes, as described later in this subsection.

The term “Event of Default” in respect of the 2026 Notes means any of the following:

•        we do not pay the principal of (or premium, if any, on) any 2026 Note when due;

•        we do not pay interest on any 2026 Note when due, and such default is not cured within 30 days;

•        we remain in breach of a covenant in respect of the 2026 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the 2026 Notes);

•        we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days; or

•        on the last business day of each of twenty-four consecutive calendar months, the 2026 Notes have the asset coverage, as defined in the 1940 Act, of less than 100% after giving effect to any exemptive relief granted to us by the SEC.

An Event of Default for the 2026 Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 2026 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 2026 Notes may declare the entire principal amount of all the 2026 Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be cancelled by the holders of a majority in principal amount of the 2026 Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the 2026 Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the 2026 Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the 2026 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the 2026 Notes, the following must occur:

•        the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•        the holders of at least 25% in principal amount of all the 2026 Notes must make a written request that the trustee take action because of the default and must offer reasonable indemnity, security, or both to the trustee against the cost, expenses, and other liabilities of taking that action;

•        the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•        the holders of a majority in principal amount of the 2026 Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, the holder is entitled at any time to bring a lawsuit for the payment of money due on its 2026 Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the 2026 Indenture and the 2026 Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the 2026 Notes may waive any past defaults other than other than:

•        the payment of principal or interest; or

•        in respect of a covenant that cannot be modified or amended without the consent of each holder of the 2026 Notes.

Merger or Consolidation

Under the terms of the 2026 Indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•        where we merge out of existence or convey or transfer our assets substantially as an entirety, the resulting entity must agree to be legally responsible for our obligations under the 2026 Notes;

•        the merger or sale of assets must not cause a default on the 2026 Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded; and

•        we must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the 2026 Indenture and the 2026 Notes issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to the 2026 Notes without the holders’ specific approval. The following is a list of those types of changes:

•        change the stated maturity of the principal of or interest on the 2026 Notes;

•        reduce any amounts due on the 2026 Notes or reduce the rate of interest on the 2026 Notes;

•        reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;

•        change the place or currency of payment on a 2026 Note;

•        impair the holder’s right to sue for payment;

•        reduce the percentage of holders of 2026 Notes whose consent is needed to modify or amend the 2026 Indenture; and

•        reduce the percentage of holders of 2026 Notes whose consent is needed to waive compliance with certain provisions of the 2026 Indenture or to waive certain defaults or reduce the percentage of holders of 2026 Notes required to satisfy quorum or voting requirements at a meeting of holders of the 2026 Notes.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 2026 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 2026 Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the 2026 Indenture and the 2026 Notes would require the following approval:

•        if the change affects only the 2026 Notes, it must be approved by the holders of a majority in principal amount of the 2026 Notes; and

•        if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the 2026 Notes:

The 2026 Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The 2026 Notes will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the 2026 Notes that are entitled to vote or take other action under the 2026 Indenture. However, the record date may not be earlier than 30 days before the date of the first solicitation of holders to vote on or take such action and not later than the date such solicitation is completed. If we set a record date for a vote or other action to be taken by holders of the 2026 Notes, that vote or action may be taken only by persons who are holders of the 2026 Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the 2026 Indenture or the 2026 Notes or request a waiver.

Satisfaction and Discharge

The 2026 Indenture will be discharged and will cease to be of further effect with respect to the 2026 Notes when:

•        Either

•        all the 2026 Notes that have been authenticated have been delivered to the trustee for cancellation; or

•        all the 2026 Notes that have not been delivered to the trustee for cancellation:

•        have become due and payable, or

•        will become due and payable at their stated maturity within one year, or

•        are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and we, in the case of the first, second and third sub-bullets above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the 2026 Notes, in amounts in the currency payable for the 2026 Notes as will be sufficient, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such 2026 Notes delivered to the trustee for cancellation (in the case of 2026 Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

•        we have paid or caused to be paid all other sums payable by us under the 2026 Indenture with respect to the 2026 Notes; and

•        we have delivered to the trustee an officers’ certificate and legal opinion, each stating that all conditions precedent provided for in the 2026 Indenture relating to the satisfaction and discharge of the 2026 Indenture and the 2026 Notes have been complied with.

Defeasance

The following defeasance provisions are applicable to the 2026 Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 2026 Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the 2026 Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the 2026 Indenture relating to the 2026 Notes.

Covenant Defeasance

Under current U.S. federal tax law and the 2026 Indenture, we can make the deposit described below and be released from some of the restrictive covenants in the 2026 Indenture. This is called “covenant defeasance.” In that event, a holder would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the holder’s 2026 Notes. The consequences to the holders of the 2026 Notes would be that, while they would no longer benefit from certain covenants under the 2026 Indenture, and while the 2026 Notes could not be accelerated for any reason, the holders of the 2026 Notes nonetheless could look to the Company for repayment of the 2026 Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment. In order to achieve covenant defeasance, the following must occur:

•        Since the 2026 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2026 Notes a combination of cash and U.S. government or U.S. government agency 2026 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2026 Notes on their various due dates;

•        we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on the 2026 Notes any differently than if we did not make the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or result in a default under, the 2026 Indenture or any of our other material agreements or instruments; and

•        no default or event of default with respect to the 2026 Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, a holder can still look to us for repayment of the 2026 Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the 2026 Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, a holder may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the 2026 Notes (called “full defeasance”) if we put in place the following other arrangements for the holders to be repaid:

•        Since the 2026 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2026 Notes a combination of money and U.S. government or U.S. government agency 2026 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2026 Notes on their various due dates;

•        we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or a U.S. Internal Revenue Service ruling that allows us to make the above deposit without causing a holder to be taxed on the 2026 Notes any differently than if we did not make the deposit. Under current U.S. federal tax law the deposit and our legal release from the 2026 Notes would be treated as though we paid a holder its share of the cash and 2026 Notes or bonds at the time the cash and 2026 Notes or bonds were deposited in trust in exchange for a holder’s 2026 Notes and a holder would recognize gain or loss on the 2026 Notes at the time of the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or constitute a default under, of the 2026 Indenture or any of our other material agreements or instruments; and

•        no default or event of default with respect to the 2026 Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, the holders would have to rely solely on the trust deposit for repayment of the 2026 Notes. The holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Other Covenants

In addition to any other covenants described in this exhibit, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by the Company and related matters, the following covenants will apply to the 2026 Notes:

•        We agree that for the period of time during which the 2026 Notes are outstanding, we will not violate (whether or not we are subject thereto) Section 18(a)(1)(A) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to us from time to time or any successor provisions, but giving effect to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

•        We agree that for the period of time during which the 2026 Notes are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to us from time to time or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to us by the SEC, and (ii) any SEC no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to us from time to time, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a regulated investment company under Subchapter M of the Code.

•        If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the 2026 Notes and the Trustee, for the period of time during which the 2026 Notes are outstanding, our audited annual financial statements, within 90 days of our fiscal year end, and unaudited interim financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.

Form, Exchange and Transfer of Certificated Registered Securities

If registered 2026 Notes cease to be issued in book-entry form, they will be issued:

•        only in fully registered certificated form;

•        without interest coupons; and

•        unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.

Holders may exchange their certificated securities for 2026 Notes of smaller denominations or combined into fewer 2026 Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering 2026 Notes in the names of holders transferring 2026 Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all the 2026 Notes, we may block the transfer or exchange of those 2026 Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated 2026 Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any 2026 Notes that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to the 2026 Notes provided that a successor trustee is appointed to act with respect to the 2026 Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the 2026 Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Ranking

The 2026 Notes are our direct unsecured obligations and rank:

•        pari passu with, which means equal to, all outstanding and future unsecured unsubordinated indebtedness issued by us, including our 2024 Notes (which have an aggregate principal amount of approximately $64,400,000, plus accrued interest, as of December 31, 2021). The 2026 Notes also rank pari passu with, which means equal to, our general liabilities, which consist of trade and other payables, including any outstanding dividend payable, Base Fee and incentive fees payable, interest and debt fees payable, vendor payables and accrued expenses such as auditor fees, legal fees, director fees, etc.

•        senior to any of our future indebtedness that expressly provides it is subordinated to the 2026 Notes. We currently do not have outstanding debt that is subordinated to the 2026 Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the 2026 Notes. Therefore, the 2026 Notes will not be senior to any indebtedness or obligations.

•        effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the 2026 Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the 2026 Notes. Currently, we do not have any secured indebtedness at the Oxford Square Capital Corp. level.

•        structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries, CLO vehicles in which we hold an equity interest and financing vehicles since the 2026 Notes are obligations exclusively of Oxford Square Capital Corp. and not of any of our subsidiaries. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Book-Entry Procedures

The 2026 Notes are represented by global securities that are deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, a holder will not receive certificates for the 2026 Notes. Beneficial interests in the 2026 Notes is represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the 2026 Notes through either DTC, if they are a participant (“Direct Participants”), or indirectly through organizations that are participants in DTC (“Indirect Participants”).

The 2026 Notes were issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate was issued for each issuance of the 2026 Notes, in the aggregate principal amount of such issue, and was deposited with DTC. Interests in the 2026 Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such 2026 Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the Trustee or the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Purchases of the 2026 Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the 2026 Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the 2026 Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the 2026 Notes, except in the event that use of the book-entry system for the 2026 Notes is discontinued.

To facilitate subsequent transfers, all 2026 Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the 2026 Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the 2026 Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the 2026 Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners is governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the 2026 Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the 2026 Notes is made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners is governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and is the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, but disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the 2026 Notes at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

D. Debt Securities — 5.50% Notes due 2028

In May 2021, we issued $80,500,000 in aggregate principal amount notes due July 31, 2028 (the “2028 Notes”). As of December 31, 2021, we had $80,500,000 in aggregate principal amount of the 2028 Notes outstanding. We have listed the 2028 Notes on The Nasdaq Global Select Market under the trading symbol “OXSQG.”

The 2028 Notes were issued under a base indenture, dated as of April 12, 2017, and the third supplemental indenture thereto, entered into between us and U.S. Bank National Association, as trustee (together, the “2028 Indenture”). The 2028 Notes are governed by the 2028 Indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on the holders’ behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce the holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on the holders’ behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our 2028 Notes.

This section includes a description of the material terms of the 2028 Notes and the 2028 Indenture. Because this section is a summary, however, it does not describe every aspect of the 2028 Notes and the 2028 Indenture. The 2028 Indenture, and not this exhibit, defines a holder’s rights as a holder of the 2028 Notes. The base indenture and the third supplemental indenture have been incorporated by reference as exhibits to the annual report to which this exhibit is attached.

General

The 2028 Notes will mature on July 31, 2028. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the 2028 Notes is 5.50% per year and will be paid every January 31, April 30, July 31 and October 31, beginning July 31, 2021, and the regular record dates for interest payments will be every January 15, April 15, July 15, and October 15, beginning July 15, 2021. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period was the period from and including May 20, 2021, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

We issued the 2028 Notes in denominations of $25 and integral multiples of $25 in excess thereof. The 2028 Notes are not subject to any sinking fund and holders of the 2028 Notes will not have the option to have the 2028 Notes repaid prior to the stated maturity date.

Except as described under the captions “— Events of Default,” “— Other Covenants,” and “— Merger or Consolidation” in this exhibit, the 2028 Indenture does not contain any provisions that give the holders protection in the event we issue a large amount of debt or we are acquired by another entity.

We have the ability to issue indenture securities with terms different from the 2028 Notes and, without the consent of the holders thereof, to reopen the 2028 Notes and issue additional 2028 Notes.

Optional Redemption

The 2028 Notes may be redeemed in whole or in part at any time or from time to time at our option on or after May 31, 2024 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the 2028 Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

The holders may be prevented from exchanging or transferring the 2028 Notes when they are subject to redemption. In case any 2028 Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such 2028 Notes, the holder will receive, without a charge, a new note or notes of authorized denominations representing the principal amount of the holder’s remaining unredeemed 2028 Notes. Any exercise of our option to redeem the 2028 Notes will be done in compliance with the 1940 Act.

If we redeem only some of the 2028 Notes, the trustee or, with respect to global securities, DTC, will determine the method for selection of the particular 2028 Notes to be redeemed, in accordance with the 2028 Indenture and the 1940 Act and in accordance with the rules of The Nasdaq Global Select Market, where the 2028 Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the 2028 Notes called for redemption.

Global Securities

Each 2028 Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the 2028 Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated 2028 Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the 2028 Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the 2028 Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the 2028 Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on the 2028 Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures.”

Payments on Certificated Securities

In the event the 2028 Notes become represented by certificated securities, we will make payments on the 2028 Notes as follows. We will pay interest that is due on an interest payment date to the holder of the 2028 Notes as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the 2028 Indenture or a notice to holders against surrender of the Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the 2028 Notes by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on the 2028 Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation are treated under the 2028 Indenture as if they were made on the original due date. Such payment will not result in a default under the 2028 Notes or the 2028 Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the 2028 Notes.

Events of Default

Holders will have rights if an Event of Default occurs in respect of the 2028 Notes, as described later in this subsection.

The term “Event of Default” in respect of the 2028 Notes means any of the following:

•        we do not pay the principal of (or premium, if any, on) any 2028 Note when due;

•        we do not pay interest on any 2028 Note when due, and such default is not cured within 30 days;

•        we remain in breach of a covenant in respect of the 2028 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the 2028 Notes);

•        we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days; or

•        on the last business day of each of twenty-four consecutive calendar months, the 2028 Notes have the asset coverage, as defined in the 1940 Act, of less than 100% after giving effect to any exemptive relief granted to us by the SEC.

An Event of Default for the 2028 Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 2028 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 2028 Notes may declare the entire principal amount of all the 2028 Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be cancelled by the holders of a majority in principal amount of the 2028 Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the 2028 Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the 2028 Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the 2028 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the 2028 Notes, the following must occur:

•        the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•        the holders of at least 25% in principal amount of all the 2028 Notes must make a written request that the trustee take action because of the default and must offer reasonable indemnity, security, or both to the trustee against the cost, expenses, and other liabilities of taking that action;

•        the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•        the holders of a majority in principal amount of the 2028 Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, the holder is entitled at any time to bring a lawsuit for the payment of money due on its 2028 Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the 2028 Indenture and the 2028 Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the 2028 Notes may waive any past defaults other than other than:

•        the payment of principal or interest; or

•        in respect of a covenant that cannot be modified or amended without the consent of each holder of the 2028 Notes.

Merger or Consolidation

Under the terms of the 2028 Indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•        where we merge out of existence or convey or transfer our assets substantially as an entirety, the resulting entity must agree to be legally responsible for our obligations under the 2028 Notes;

•        the merger or sale of assets must not cause a default on the 2028 Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded; and

•        we must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the 2028 Indenture and the 2028 Notes issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to the 2028 Notes without the holders’ specific approval. The following is a list of those types of changes:

•        change the stated maturity of the principal of or interest on the 2028 Notes;

•        reduce any amounts due on the 2028 Notes or reduce the rate of interest on the 2028 Notes;

•        reduce the amount of principal payable upon acceleration of the maturity of a 2028 Note following a default;

•        change the place or currency of payment on a 2028 Note;

•        impair the holder’s right to sue for payment;

•        reduce the percentage of holders of 2028 Notes whose consent is needed to modify or amend the 2028 Indenture; and

•        reduce the percentage of holders of 2028 Notes whose consent is needed to waive compliance with certain provisions of the 2028 Indenture or to waive certain defaults or reduce the percentage of holders of 2028 Notes required to satisfy quorum or voting requirements at a meeting of holders of the 2028 Notes.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 2028 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 2028 Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the 2028 Indenture and the 2028 Notes would require the following approval:

•        if the change affects only the 2028 Notes, it must be approved by the holders of a majority in principal amount of the 2028 Notes; and

•        if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the 2028 Notes:

The 2028 Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The 2028 Notes will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the 2028 Notes that are entitled to vote or take other action under the 2028 Indenture. However, the record date may not be earlier than 30 days before the date of the first solicitation of holders to vote on or take such action and not later than the date such solicitation is completed. If we set a record date for a vote or other action to be taken by holders of the 2028 Notes, that vote or action may be taken only by persons who are holders of the 2028 Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the 2028 Indenture or the 2028 Notes or request a waiver.

Satisfaction and Discharge

The 2028 Indenture will be discharged and will cease to be of further effect with respect to the 2028 Notes when:

•        Either

•        all the 2028 Notes that have been authenticated have been delivered to the trustee for cancellation; or

•        all the 2028 Notes that have not been delivered to the trustee for cancellation:

•        have become due and payable, or

•        will become due and payable at their stated maturity within one year, or

•        are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and we, in the case of the first, second and third sub-bullets above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the 2028 Notes, in amounts in the currency payable for the 2028 Notes as will be sufficient, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such 2028 Notes delivered to the trustee for cancellation (in the case of 2028 Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

•        we have paid or caused to be paid all other sums payable by us under the 2028 Indenture with respect to the 2028 Notes; and

•        we have delivered to the trustee an officers’ certificate and legal opinion, each stating that all conditions precedent provided for in the 2028 Indenture relating to the satisfaction and discharge of the 2028 Indenture and the 2028 Notes have been complied with.

Defeasance

The following defeasance provisions are applicable to the 2028 Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 2028 Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the 2028 Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the 2028 Indenture relating to the 2028 Notes.

Covenant Defeasance

Under current U.S. federal tax law and the 2028 Indenture, we can make the deposit described below and be released from some of the restrictive covenants in the 2028 Indenture. This is called “covenant defeasance.” In that event, a holder would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the holder’s 2028 Notes. The consequences to the holders of the 2028 Notes would be that, while they would no longer benefit from certain covenants under the 2028 Indenture, and while the 2028 Notes could not be accelerated for any reason, the holders of the 2028 Notes nonetheless could look to the Company for repayment of the 2028 Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment. In order to achieve covenant defeasance, the following must occur:

•        Since the 2028 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2028 Notes a combination of cash and U.S. government or U.S. government agency 2028 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2028 Notes on their various due dates;

•        we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on the 2028 Notes any differently than if we did not make the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or result in a default under, the 2028 Indenture or any of our other material agreements or instruments; and

•        no default or event of default with respect to the 2028 Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, a holder can still look to us for repayment of the 2028 Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the 2028 Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, a holder may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the 2028 Notes (called “full defeasance”) if we put in place the following other arrangements for the holders to be repaid:

•        Since the 2028 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2028 Notes a combination of money and U.S. government or U.S. government agency 2028 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2028 Notes on their various due dates;

•        we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or a U.S. Internal Revenue Service ruling that allows us to make the above deposit without causing a holder to be taxed on the 2028 Notes any differently than if we did not make the deposit. Under current U.S. federal tax law the deposit and our legal release from the 2028 Notes would be treated as though we paid a holder its share of the cash and 2028 Notes or bonds at the time the cash and 2028 Notes or bonds were deposited in trust in exchange for a holder’s 2028 Notes and a holder would recognize gain or loss on the 2028 Notes at the time of the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or constitute a default under, of the 2028 Indenture or any of our other material agreements or instruments; and

•        no default or event of default with respect to the 2028 Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, the holders would have to rely solely on the trust deposit for repayment of the 2028 Notes. The holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Other Covenants

In addition to any other covenants described in this exhibit, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by the Company and related matters, the following covenants will apply to the 2028 Notes:

•        We agree that for the period of time during which the 2028 Notes are outstanding, we will not violate (whether or not we are subject thereto) Section 18(a)(1)(A) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to us from time to time or any successor provisions, but giving effect to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

•        We agree that for the period of time during which the 2028 Notes are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to us from time to time or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to us by the SEC, and (ii) any SEC no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to us from time to time, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a regulated investment company under Subchapter M of the Code.

•        If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the 2028 Notes and the Trustee, for the period of time during which the 2028 Notes are outstanding, our audited annual financial statements, within 90 days of our fiscal year end, and unaudited interim financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.

Form, Exchange and Transfer of Certificated Registered Securities

If registered 2028 Notes cease to be issued in book-entry form, they will be issued:

•        only in fully registered certificated form;

•        without interest coupons; and

•        unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.

Holders may exchange their certificated securities for 2028 Notes of smaller denominations or combined into fewer 2028 Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering 2028 Notes in the names of holders transferring 2028 Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all the 2028 Notes, we may block the transfer or exchange of those 2028 Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated 2028 Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any 2028 Notes that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to the 2028 Notes provided that a successor trustee is appointed to act with respect to the 2028 Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the 2028 Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Ranking

The 2028 Notes are our direct unsecured obligations and rank:

•        pari passu with, which means equal to, all outstanding and future unsecured unsubordinated indebtedness issued by us, including our 2024 Notes and 2026 Notes (which have an aggregate principal amount of approximately $64,370,225 and $44,790,750, respectively, plus accrued interest, as of December 31, 2021). The 2028 Notes also rank pari passu with, which means equal to, our general liabilities, which consist of trade and other payables, including any outstanding dividend payable, Base Fee and incentive fees payable, interest and debt fees payable, vendor payables and accrued expenses such as auditor fees, legal fees, director fees, etc.

•        senior to any of our future indebtedness that expressly provides it is subordinated to the 2028 Notes. We currently do not have outstanding debt that is subordinated to the 2028 Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the 2028 Notes. Therefore, the 2028 Notes will not be senior to any indebtedness or obligations.

•        effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the 2028 Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the 2028 Notes. Currently, we do not have any secured indebtedness at the Oxford Square Capital Corp. level.

•        structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries, CLO vehicles in which we hold an equity interest and financing vehicles since the 2028 Notes are obligations exclusively of Oxford Square Capital Corp. and not of any of our subsidiaries. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Book-Entry Procedures

The 2028 Notes are represented by global securities that are deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, a holder will not receive certificates for the 2028 Notes. Beneficial interests in the 2028 Notes is represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the 2028 Notes through either DTC, if they are a participant (“Direct Participants”), or indirectly through organizations that are participants in DTC (“Indirect Participants”).

The 2028 Notes were issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate was issued for each issuance of the 2028 Notes, in the aggregate principal amount of such issue, and was deposited with DTC. Interests in the 2028 Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such 2028 Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the Trustee or the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Purchases of the 2028 Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the 2028 Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the 2028 Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the 2028 Notes, except in the event that use of the book-entry system for the 2028 Notes is discontinued.

To facilitate subsequent transfers, all 2028 Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the 2028 Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the 2028 Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the 2028 Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners is governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the 2028 Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the 2028 Notes is made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners is governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and is the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, but disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the 2028 Notes at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.